Exhibit 99.1

FOR IMMEDIATE RELEASE

April 3, 2019

Strategic Storage Trust II, Inc. Reports 2018 Fourth Quarter and Fiscal Year End Results

LADERA RANCH, CA – April 3, 2019 – Strategic Storage Trust II, Inc. (“SST II”) announced increases in total revenues and net operating income (“NOI”), as well as increases in same-store results, including revenues, NOI and annualized revenue per occupied square foot, as part of its overall operating results for the three and twelve months ended December 31, 2018.

“The existing SST II portfolio continues to perform,” said H. Michael Schwartz, CEO and chairman of the board of directors of SST II. “We are also excited for the recent closing of the Strategic Storage Growth Trust, Inc. merger, which will be a transformative acquisition for the company. Following the merger, SST II has become a portfolio of over 110 high-quality self storage assets with a combined value in excess of $1.3 billion.”

Fourth Quarter 2018 Highlights:

•	Increased total revenue by approximately $0.8 million, or 4.1%, when compared to the same period in 2017.
•	Increased same-store revenues and NOI by 3.4% and 1.3%, respectively, compared to the same period in 2017.
•	Increased same-store annualized revenue per occupied square foot by approximately 7.6% to $16.19 from $15.05 when compared to the same period in 2017.
•

Modified funds from operations decreased by approximately $0.5 million, or 10%, when compared to the same period in 2017, primarily related to increases in general and administrative costs and interest expense.

Twelve Months Ended December 31, 2018 Highlights:

•	Increased total revenue by approximately $4.3 million, or 5.7%, when compared to the same period in 2017.
•	Increased same-store revenues and NOI by 4.0% and 4.8%, respectively, compared to the same period in 2017.
•	Increased same-store annualized revenue per occupied square foot by approximately 9.5% to $15.81 from $14.44 when compared to the same period in 2017.
•	Increased modified funds from operations by approximately $1.4 million, or 7.8%, when compared to the same period in 2017.

Subsequent Events

Merger with Strategic Storage Growth Trust, Inc.

On January 24, 2019 SST II completed its acquisition of Strategic Storage Growth Trust, Inc. (“SSGT”). SSGT stockholders approved the transaction at a special meeting of stockholders held on January 18, 2019. SSGT stockholders received $12.00 per share in cash which represented a total purchase price of approximately $350 million, which includes SSGT debt and other liabilities that were assumed or repaid. In conjunction with the SSGT Merger, SST II entered into new financing for an aggregate initial draw of approximately $500.2 million and repaid approximately $141.1 million of existing debt. The new debt is comprised of a $235 million CMBS/SASB loan, a $104 million CBMS loan, an approximately $96.4 million secured property loan and an $87.7 million senior term loan.

As a result of the SSGT Merger, SST II acquired 28 operating self storage facilities located in 10 states and in the Greater Toronto, Canada area and one development property in the Greater Toronto Area, together comprising approximately 19,800 self storage units and approximately 2.2 million net rentable square feet of storage space.  SST II also obtained the right to acquire one other self storage facility currently under contract.  Accordingly, SST II now has a portfolio consisting of 111 operating self storage facilities located in 17 states and Ontario, Canada, comprising approximately 70,000 self storage units and approximately 8.1 million net rentable square feet of storage space, and one development property in the Greater Toronto Area which will contain approximately 900 self storage units and 85,000 net rentable square feet of storage space once completed.

While SST II has historically focused on stabilized properties, the SSGT Merger adds growth properties to SST II’s portfolio, providing SST II with opportunities in development, redevelopment and lease-up of self storage properties. Moreover, the addition of SSGT’s portfolio expands SST II’s geographic reach into three new states (Arizona, Massachusetts and Texas) and grows SST II’s existing presence in seven other states and Ontario, Canada.

Quarterly Distributions

On March 18, 2019, SST II’s board of directors declared a distribution rate for the second quarter of 2019 of $0.001644 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders of record of such shares as shown on their books at the close of business on each day during the period, commencing on April 1, 2019 and continuing on each day thereafter through and including June 30, 2019. In connection with this distribution, after the stockholder servicing fee is paid, approximately $0.0014 per day will be paid per Class T share. Such distributions payable to each stockholder of record during a month will be paid the following month.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2018 and 2017

	December 31,
	2018	2017
ASSETS
Real estate facilities:
Land	$269,522,776	$272,313,395
Buildings	507,580,145	514,648,107
Site improvements	43,193,105	42,717,975
	820,296,026	829,679,477
Accumulated depreciation	(54,264,685)	(34,686,973)
	766,031,341	794,992,504
Construction in process	130,383	92,519
Real estate facilities, net	766,161,724	795,085,023
Cash and cash equivalents	10,272,020	7,355,422
Restricted cash	3,740,188	4,512,990
Other assets, net	14,580,417	5,563,600
Debt issuance costs, net of accumulated amortization	36,907	836,202
Intangible assets, net of accumulated amortization	1,562,781	4,144,601
Total assets	$796,354,037	$817,497,838
LIABILITIES AND EQUITY
Debt, net	$406,084,103	$396,792,902
Accounts payable and accrued liabilities	7,691,990	7,451,849
Due to affiliates	2,203,837	2,965,904
Distributions payable	2,890,395	2,852,100
Total liabilities	418,870,325	410,062,755
Commitments and contingencies
Redeemable common stock	32,226,815	24,497,059
Equity:
Strategic Storage Trust II, Inc. equity:
Preferred stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2018 and 2017	—	—
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 50,437,059 and 49,386,092 shares issued and outstanding at December 31, 2018 and 2017, respectively	50,437	49,386
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,533,790 and 7,350,142 issued and outstanding at December 31, 2018 and 2017, respectively	7,534	7,351
Additional paid-in capital	500,474,807	496,287,890
Distributions	(94,248,326)	(60,561,504)
Accumulated deficit	(62,340,153)	(58,641,776)
Accumulated other comprehensive income	1,390,354	1,369,208
Total Strategic Storage Trust II, Inc. equity	345,334,653	378,510,555
Noncontrolling interests in our Operating Partnership	(77,756)	4,427,469
Total equity	345,256,897	382,938,024
Total liabilities and equity	$796,354,037	$817,497,838

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2018, 2017, and 2016

	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Revenues:
Self storage rental revenue	$78,473,091	$75,408,257	$45,169,831
Ancillary operating revenue	1,939,166	700,649	261,315
Total revenues	80,412,257	76,108,906	45,431,146
Operating expenses:
Property operating expenses	25,228,704	24,487,854	15,976,950
Property operating expenses – affiliates	10,254,634	10,631,362	5,723,708
General and administrative	4,848,447	3,457,907	2,860,653
Depreciation	20,379,694	19,939,856	11,213,663
Intangible amortization expense	2,422,997	13,512,217	10,864,617
Acquisition expenses – affiliates	72,179	212,577	10,729,535
Other property acquisition expenses	1,054,159	292,022	2,972,523
Total operating expenses	64,260,814	72,533,795	60,341,649
Operating income (loss)	16,151,443	3,575,111	(14,910,503)
Other income (expense):
Interest expense	(18,002,274)	(16,356,565)	(7,445,230)
Interest expense—accretion of fair market value of secured debt	413,353	340,382	386,848
Interest expense—debt issuance costs	(1,582,049)	(2,177,833)	(3,848,286)
Other	(701,203)	(367,385)	(286,438)
Net loss	(3,720,730)	(14,986,290)	(26,103,609)
Net loss attributable to the noncontrolling interests in our Operating Partnership	22,353	122,225	13,224
Net loss attributable to Strategic Storage Trust II, Inc. common stockholders	$(3,698,377)	$(14,864,065)	$(26,090,385)
Net loss per Class A share – basic and diluted	$(0.06)	$(0.27)	$(0.65)
Net loss per Class T share – basic and diluted	$(0.06)	$(0.27)	$(0.65)
Weighted average Class A shares outstanding – basic and diluted	49,902,967	48,781,865	36,828,765
Weighted average Class T shares outstanding – basic and diluted	7,441,250	7,240,953	3,431,714

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Net loss (attributable to common stockholders)	$(3,698,377)	$(14,864,065)	$(26,090,385)
Add:
Depreciation of real estate	20,134,068	19,777,620	11,132,336
Amortization of intangible assets	2,422,997	13,512,217	10,864,617
Deduct:
Adjustment for noncontrolling interests	(154,213)	(274,222)	(10,818)
FFO (attributable to common stockholders)	18,704,475	18,151,550	(4,104,250)
Other Adjustments:
Acquisition expenses(1)	1,126,338	504,599	13,702,058
Accretion of fair market value of secured debt(2)	(413,353)	(340,382)	(386,848)
Foreign currency and interest rate derivative (gains) losses, net(3)	151,777	(163,571)	—
Adjustment for noncontrolling interests	(3,957)	(3,773)	(7,145)
MFFO (attributable to common stockholders)	$19,565,280	$18,148,423	$9,203,815

SST II’s results of operations for the years ended December 31, 2018, 2017, and 2016 have been impacted by an increase in same-store net operating income and SST II’s acquisitions, offset by increased interest and general and administrative expenses.

(1)

In evaluating investments in real estate, SST II differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics. By excluding any expensed acquisition related expenses, SST II believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of SST II’s properties. Acquisition fees and expenses include payments to SST II’s advisor and third parties. Acquisition related expenses that do not meet SST II’s capitalization policy under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by SST II, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

(2)

This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from MFFO because SST II believes MFFO provides useful supplementary information by focusing on operating fundamentals, rather than events not related to SST II’s normal operations. SST II is responsible for managing interest rate risk and does rely on another party to manage such risk.

(3)

This represents the mark-to-market adjustment for SST II’s derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company’s exposure to interest rate and foreign currency risk which may not be reflective of SST II’s ongoing performance and may reflect unrealized impacts on operating performance. Such amounts are recorded in “Other” within the consolidated statements of operations.

Non-cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing SST II’s operating results:

•	Interest expense - debt issuance costs of approximately $1.6 million, $2.2 million, and $3.8 million respectively, were recognized for the years ended December 31, 2018, 2017, and 2016.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

The following table sets forth operating data for SST II’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2017 excluding Oakville I, which was a lease-up facility during 2017) for the years ended December 31, 2018 and 2017. SST II considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Revenue (1)	$71,793,734	$69,021,588	4.0%	$8,618,523	$7,087,318	N/M	$80,412,257	$76,108,906	5.7%
Property operating expenses (2)	26,228,483	25,525,292	2.8%	3,809,327	3,471,935	N/M	30,037,810	28,997,227	3.6%
Property Operating income	$45,565,251	$43,496,296	4.8%	$4,809,196	$3,615,383	N/M	$50,374,447	$47,111,679	6.9%
Number of facilities	76	76		7	7		83	83
Rentable square feet(3)	5,433,400	5,433,400		596,200	596,200		6,029,600	6,029,600
Average physical occupancy(4)	88.5%	92.7%		N/M	N/M		88.5%	91.5%
Annualized revenue per occupied square foot(5)	$15.81	$14.44		N/M	N/M		$15.89	$14.60

N/M Not meaningful

(1)	Revenue includes rental revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, and costs incurred in connection with the property management transition during 2017, but includes property management fees.

(3)

Of the total rentable square feet, parking represented approximately 540,000 square feet as of December 31, 2018 and 2017. On a same-store basis, for the same periods, parking represented approximately 530,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(5)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SST II has excluded the realized revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SST II’s increase in same-store revenue of approximately $2.8 million was primarily the result of increased revenue per occupied square foot of approximately 9.5% net of decreased average physical occupancy of approximately 4.2% for the year ended December 31, 2018 over the year ended December 31, 2017. Contributing to the increase was approximately $1.1 million of tenant insurance related revenue.

SST II’s same-store property operating expenses increased by approximately $0.7 million for the year ended December 31, 2018 compared to the year ended December 31, 2017 primarily due to an increase in property taxes, advertising expenses, and property management fees resulting from an increase in total revenue, partially offset by a decrease in payroll.

The following table presents a reconciliation of net loss, as presented on SST II’s consolidated statements of operations, to property operating income for the periods indicated:

	For the Year Ended December 31,
	2018	2017
Net loss	$(3,720,730)	$(14,986,290)
Adjusted to exclude:
Costs incurred in connection with the property management changes (1)	—	775,709
Asset management fees (2)	5,445,528	5,346,280
General and administrative	4,848,447	3,457,907
Depreciation	20,379,694	19,939,856
Intangible amortization expense	2,422,997	13,512,217
Acquisition expenses—affiliates	72,179	212,577
Other property acquisition expenses	1,054,159	292,022
Interest expense	18,002,274	16,356,565
Interest expense—accretion of fair market value of secured debt	(413,353)	(340,382)
Interest expense—debt issuance costs	1,582,049	2,177,833
Other	701,203	367,385
Total property operating income	$50,374,447	$47,111,679

(1)

Costs incurred in connection with the property management change are included in property operating expenses-affiliates in the consolidated statements of operations for the year ended December 31, 2017.

(2)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SST II defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, costs incurred in connection with the property management change, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SST II believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SST II believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SST II’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which SST II believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to SST II’s net income (loss) as determined under GAAP.

SST II defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SST II’s FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Diminution in value may occur if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or other measures necessary to maintain the assets are not undertaken. However, SST II believes that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, in the determination of FFO, SST II believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying value, or book value, exceeds the total estimated undiscounted future cash flows (including net rental revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Testing for impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that SST II intends to have a relatively limited term of operations; it could be difficult to recover any impairment charges through the eventual sale of the property. To date, SST II has not recognized any impairments.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, SST II believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, assists in providing a more complete understanding of SST II’s performance to investors and to management, and when compared year over year, reflects the impact on SST II’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO or modified funds from operations (“MFFO”), discussed below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating SST II’s operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operational performance and is, therefore, given more prominence than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses. Prior to January 1, 2018, when SST II adopted new accounting guidance, such costs were entirely expensed as operating expenses under GAAP. Subsequent to January 1, 2018, certain of such costs continue to be expensed. SST II believes these fees and expenses do not affect SST II’s overall long-term operating performance. Publicly registered, non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. The purchase of properties, and the corresponding expenditures associated with that process, is a key feature of SST II’s business plan in order to generate operational income and cash flow in order to make distributions to investors. While other start-up entities may also experience significant acquisition activity during their initial years, SST II believes that publicly registered, non-traded REITs are unique in that they typically have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. SST II has used the proceeds raised in SST II’s offering, including SST II’s DRP offering, to acquire properties, and expects to begin the process of achieving a liquidity event (i.e., listing of their shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of their assets, or another similar transaction) within three to five years after the completion of their primary offering, which is generally comparable to other publicly registered, non-traded REITs. Thus, they do not intend to continuously purchase assets and intend to have a limited life. The decision whether to engage in any liquidity event is in the sole discretion of SST II’s board of directors. Due to the above factors and other unique features of publicly registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-traded REITs and which SST II believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-traded REIT having the characteristics described above. MFFO is not equivalent to net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if SST II does not ultimately engage in a liquidity event. SST II believes that, because MFFO excludes any acquisition fees and expenses that affect their operations only in periods in which properties are acquired and that they considers more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of their operating performance after the period in which they are acquiring their properties and once their portfolio is in place. By providing MFFO, they believe they are presenting useful information that assists investors and analysts to better assess the sustainability of their operating performance after their primary offering has been completed and their properties have been acquired. SST II also believes that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-traded REIT industry. Further, they believe MFFO is useful in comparing the sustainability of their operating performance after their primary offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of SST II’s operating performance after their primary offering has been completed and properties have been acquired, as it excludes any acquisition fees and expenses that have a negative effect on SST II’s operating performance during the periods in which properties are acquired.

SST II defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds From Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to straight line rents and amortization of above or below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; non-recurring impairments of real estate related investments; mark-to-market adjustments included in net income; non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments relating to contingent purchase price obligations included in net income, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

SST II’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, SST II excludes acquisition related expenses, the amortization of fair value adjustments related to debt, mark to market adjustments recorded in net income related to their derivatives, adjustments from changes in foreign currency rates, and the adjustments of such items related to noncontrolling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to SST II for the periods presented. Acquisition fees and expenses are paid in cash by SST II, and they have not set aside or put into escrow any specific amount of proceeds from their offering to be used to fund acquisition fees and expenses. SST II does not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurrence of acquisition fees and expenses. Acquisition fees and expenses include payments to SST II’s advisor and third parties. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by SST II, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if SST II is not able to raise additional proceeds from their DRP offering or other offerings, this could result in them paying acquisition fees or reimbursing acquisition expenses due to their advisor, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, SST II views fair value adjustments of derivatives and the amortization of fair value adjustments related to debt as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

SST II uses MFFO and the adjustments used to calculate it in order to evaluate their performance against other publicly registered, non-traded REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if SST II does not continue to operate in this manner. SST II believes that their use of MFFO and the adjustments used to calculate it allows them to present their performance in a manner that reflects certain characteristics that are unique to publicly registered, non-traded REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of SST II’s offering and other financing sources and not from operations. By excluding any expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to their current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, SST II believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SST II’s performance, as an alternative to cash flows from operations, which is an indication of SST II’s liquidity, or indicative of funds available to fund SST II’s cash needs including their ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SST II uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SST II would have to adjust their calculation and characterization of FFO or MFFO.

About Strategic Storage Trust II, Inc. (“SST II”):

SST II is a public non-traded REIT that focuses on stabilized self storage properties. The SST II portfolio currently consists of 111 operating self storage facilities located in 17 states and Ontario, Canada, comprising approximately 70,000 self storage units and approximately 8.1 million net rentable square feet of storage space, and one development property in the Greater Toronto Area which will contain approximately 900 self storage units and 85,000 net rentable square feet of storage space once completed.

About SmartStop Asset Management, LLC (“SmartStop”):

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.9 billion of real estate assets under management, including 129 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 83,000 units and 9.6 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as four senior housing communities with approximately 650 beds and 500,000 rentable square feet of space. SmartStop is the sponsor of three public non-traded REITs: SST II and Strategic Storage Trust IV, Inc., both focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc., focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure and private placement offerings using a REIT structure. SmartStop has a track record of full cycle REIT liquidity events, including the all cash merger of Strategic Storage Trust, Inc. with Extra Space Storage in October 2015 for $13.75 per share and the all cash merger of Strategic Storage Growth Trust, Inc. with SST II in January 2019 for $12.00 per share. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the merger, including anticipated future financial and operating results and synergies, as well as all other statements in this press release, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i)  risks related to disruption of management’s attention from SST II’s ongoing business operations due to merger or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of the merger in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities, including facilities acquired through the merger; (v) changes in global, political, economic, business, competitive and market conditions; (vi) changes in tax and other laws and regulations; or (vii) difficulties in our ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SST II’s views as of the date on which such statements were made. SST II anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SST II’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SST II are described in the risk factors included in SST II’s filings with the SEC, including SST II’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SST II expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.